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                                     EXHIBIT 10.7
                   Restated and Amended Directors' Retirement Plan

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                              AMERICAN COMMERCIAL BANK

                   RESTATED AND AMENDED DIRECTORS RETIREMENT PLAN

     This Restated and Amended Directors Retirement Plan is executed in consideration of the following facts:

     A. The Board of Directors of American Commercial Bank adopted a Directors Income Continuation Plan effective January 1, 1990.

     B. The Directors Income Continuation Plan was renamed the Directors' Retirement Plan by amendment adopted January 5, 1993.

     C. The Plan has been amended previously on December 17, 1991, January 5, 1993, January 18, 1994, and January 12, 1995.

     D.   The Directors desire to restate and amend the plan.

WHEREFORE, the Directors Retirement Plan is adopted as follows:

          1.   PLAN BENEFITS. The Plan shall offer the following benefits:

               a. DIRECTOR'S NORMAL RETIREMENT BENEFIT. Upon normal retirement date, any extension thereof, or actual retirement, whichever occurs later, each Director of American Commercial Bank shall receive, a monthly retirement benefit, for 120 months payment in the amount set forth in the adoption agreement for each director. This benefit is subject to the vesting rules set forth in this plan. Attached hereto as schedule A is a listing of directors serving as of the date of adoption of this restated plan, and their monthly benefit.

               b. POST-RETIREMENT DEATH BENEFIT. In the event a Participant dies prior to receipt of the payments set forth in paragraph 1a, the payments shall be made to the Designated Beneficiary. If there is no Designated Beneficiary, or if such Designated Beneficiary dies and there are no alternates named, such benefit shall be payable to Participant's Estate.

               c. PRE-RETIREMENT DEATH BENEFIT. In the event a Director dies while in office, such Director's Designated Beneficiary shall receive the benefit as set forth in paragraph 1a. Payments will commence within thirty days of the death of the Director

               d. DISABILITY RETIREMENT. In the event a Participant resigns or is removed due to medical disability, such Participant shall receive the benefit as set forth in paragraph 1a. Benefits will commence within thirty days of the resignation or removal or the Participant's Normal Retirement Date, whichever is later.

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               e.   EARLY RETIREMENT. In the event a Participant resigns, is
removed, or is not reelected, such participant shall receive, commencing at normal retirement age, such portion of the Benefit as has vested in accordance with the terms of this plan. Such benefit shall not be payable if the resignation or removal is due to fraudulent or dishonest conduct.

               f. LATE RETIREMENT. In the event a Participant has reached the age of 75, is still serving as a Director, and has a current Adoption Agreement with the Bank, said Director, at the Director's Option, may commence payments under the adoption agreement upon 10 days written notice. Said payments shall be made only to the extent they are vested in the director. The Director must meet all qualification requirements under the plan except for the requirement of death or retirement. All payments made pursuant to the notice shall be in discharge of the obligations of Bank under this plan.

               g. EXCLUSION OF DUPLICATED BENEFITS. No Director shall be eligible for benefits under this plan if:

                    (1) Said Director is receiving or entitled to receive benefits under the Senior Executive Retirement Plan or the Chief Executive Officer Retirement Plan previously adopted by the Bank.

                    (2) Said Director is or was, a Director of another bank which is merged into or purchased by Bank, and which Bank had a director's retirement plan offering similar benefits. The Board shall determine on a case by case basis whether such plan is similar.

               h. QUALIFICATION FOR INSURANCE. For all Directors not part of this plan as of the date of adoption of this provision, to be eligible to participate the Bank must be able to obtain life insurance on said Director adequate to cover said Director's benefits under this plan, and must cooperate in obtaining insurance on which Bank is the beneficiary. Once determined to be insurable, and Bank has had an opportunity to acquire insurance, said Director shall be a participant. The right of the Director to participate under this provision, once established, shall not terminate. That is, in the event Bank subsequently elects not to purchase life insurance, or Bank terminates life insurance for any reason, including failure to pay premium, the right of the Director to participate shall not terminate.

          2. VESTING RULES. A Participant's benefits under this plan shall vest as follows:

               a. THREE YEAR WAITING PERIOD. No Participant shall be eligible under this Plan for a benefit until said Participant

                            American Commercial Bank
                Restated and Amended Director's Retirement Plan
                              Adopted May 30, 1996
                                     Page 2

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has served three years as a Director, commencing with date of first appointment.

               b. SERVICE CREDIT. A Participant shall vest 8% per year for services rendered after the three year waiting period has expired. Only services rendered after the three-year waiting period shall be counted for vesting purposes.

               c. DEATH OR DISABILITY. In the event a Participant dies, or in the event a Participant resigns due to disability, such Participant shall be immediately vested 100% under this plan.

               d. TRANSITION RULE. Because previous vesting rules were different, some Participants may have vested more benefits than are set forth under paragraphs 2a and 2b. Schedule B attached hereto lists the vesting percentages of present directors under the plan as herein amended. Notwithstanding any other provision, each presently serving director shall accrue and be vested additional benefits, regardless of the benefits already accrued, commencing with the adoption of this restated plan. For example, a director who has three years service on the board as of the date of adoption of this amendment, and who is vested in 60% benefits under prior rules will accrue an additional 8% per year under the amended plan, regardless of the fact that such accrual would not have taken place absent this transitional provision.

               e. AMENDMENT RULE. No amendment may have the effect of reducing benefits already vested in a Participant. Amendments may restrict further vesting of benefits until such benefits would accrue under the amendment.

               f. PAYMENT OF PARTIAL BENEFITS. In the event a director retires and is vested less than one hundred percent, said director shall have the option of either receiving the vested portion of the monthly benefit over the full ten years, or receive the full monthly benefit for the vested portion of ten years. For example, if a director is 70% vested at retirement, said director shall have the option to receive 70% of the monthly benefit set forth in the adoption agreement for ten years, or the full amount of the monthly benefit set forth in the adoption agreement for seven years.

          3. SPECIAL RULE IN EVENT OF SALE OR MERGER OF BANK. In the event all stock of American Commercial Bank or Americorp is transferred to a single buyer, or in the event that the Bank or Americorp is merged into another corporation, then the following two rules shall apply:

                              American Commercial Bank
                  Restated and Amended Director's Retirement Plan
                                Adopted May 30, 1996
                                       Page 3

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               a.   In the event that the benefits payable pursuant to
paragraph 1a of this plan are less than the compensation being then paid monthly to the Chairman, Vice-Chairman or Director, then the benefit payable under this plan shall be modified to be equal to the then monthly benefit being received by the Chairman, Vice Chairman, or Directors as appropriate.

               b.   All benefits shall vest 100% upon such merger or sale.

          4. UNFUNDED PLAN. This Plan not funded by any fund or specific asset or assets of the Bank. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Bank by reason of any amounts due to such Participant under this Plan, nor any right to receive any distribution under the Plan except as, and to the extent expressly provided in the Plan. Nothing in the Plan shall be deemed to give any subsidiary, parent or affiliate of the Bank rights to participate in the Plan, except in accordance with the provisions of the Plan. All benefits provided for hereunder are completely unsecured and are payable only out of the general assets of the Bank. The Bank shall be under no obligation whatsoever to purchase or maintain any life insurance policy or annuity contract or in any other manner provide the benefits or fund its obligations under this plan.

          5. RIGHT OF THE BANK TO TERMINATE THE PLAN. The Bank shall have the right to terminate this Plan at any time. If the Plan is terminated, the Participants shall receive future benefits in the same manner and amount as such Participant would have received under Paragraph 1d. Should the Bank elect to Terminate the Plan, it shall be obligated to continue to pay all benefits provided for hereunder to all Participants or their Designated Beneficiaries, as the case may be, who have died or retired and who have become entitled to receive benefits in accordance with the terms of this Plan.

          6. ADMINISTRATION. The Board of Directors of the Bank shall have full power and authority to administer this Plan. The Board may establish a committee of three (3) members of the Bank's Board of Directors to administer the plan. No member of the Board shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own willful misconduct or lack of good faith. The Directors shall, from time to time, establish eligibility requirements for participation in the Plan and rules for the Administration of the Plan that are not inconsistent with the provisions of the Plan.

                              American Commercial Bank
                  Restated and Amended Director's Retirement Plan
                                Adopted May 30, 1996
                                       Page 4

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          7.   AMENDMENT. The Board of Directors reserves the right to amend this Plan in such manner as it deems necessary, in its sole discretion, subject to the limitations of Paragraphs 2 and 4.

          8. ADOPTION AGREEMENTS. All participants shall execute adoption agreements upon becoming participants in the plan. All those who have previously signed adoption agreements on the effective date of this amendment and restatement shall execute amended adoption agreements to bring benefits into line with the plan as restated. Bank shall present amended adoption agreements to all participants within 30 days of final adoption of this restated plan.

          9.   MISCELLANEOUS.

               a.   DEFINITIONS.

                    (1) "Plan" means the Directors Retirement Plan of American Commercial Bank as described in this instrument.

                    (2)  "Bank" means American Commercial Bank.

                    (3) "Designated Beneficiary" means any individual or individuals designated in writing by a Participant to receive benefits under this plan in the event of the Participant's death.

                    (4) "Director" means a Director of American Commercial Bank, a California State Bank.

                    (5) "Medical Disability" shall mean a medical condition which significantly limits or restricts the ability of the Participant to function fully and competently as a Director of Bank. The Board of Directors shall consider and rule upon requests for resignation based upon medical disability on a case by case basis, taking all factors and information available to the Board into consideration. It shall not be necessary for a director to provide a medical opinion that the Director is medically disabled for purposes of Social Security, disability benefits provided by the bank under other plans, or for purposes of State Disability Insurance.

                    (6) "Normal Retirement Date" shall ordinarily be age seventy-four (74). The Normal Retirement Date for each participant shall be set forth in the Adoption Agreement.

                    (7) "Participant" means a Director of American Commercial Bank who is eligible to participant in this plan and any individual who has become a participant in the plan and subsequently retires or is disabled.

               b. GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of California.

                              American Commercial Bank
                  Restated and Amended Director's Retirement Plan
                                Adopted May 30, 1996
                                       Page 5

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               c.   LIMITATIONS ON LIABILITY. The payment of benefits
hereunder to the Participant or his or her beneficiary pursuant to this Plan shall fully discharge the Bank from all claims or liabilities with respect to such payments unless, before such payment is made, the Bank has received at its principal place of the business written notice by or on behalf of some other person who claims to be entitled to such payments or some part thereof. In the event the Participant is deceased and a Court of competent jurisdiction has entered a final order with respect to his or her estate, payment of such money, or portions thereof, if any be due, pursuant to the terms of the judgment shall likewise fully protect the Bank making such payment unless, before such payment is made, written notice of a claim or adverse claim is received in the manner provided above.

               d. SUICIDE. No benefits shall be payable hereunder to a Designated Beneficiary if the Participant's death occurs as a result of suicide, while sane or insane, within two years after

                    (1)  execution of the Adoption Agreement or

                    (2) any subsequent change in the benefits for said Participant, but the benefit withheld under this paragraph d(2) shall only be the amount of increase in benefits represented by such change.

                              American Commercial Bank
                  Restated and Amended Director's Retirement Plan
                                Adopted May 30, 1996
                                       Page 6

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                                 ADOPTION AGREEMENT
                             DIRECTOR'S RETIREMENT PLAN
                              AMERICAN COMMERCIAL BANK

     This Adoption Agreement is entered into this _____ day of __________, 1996 between American Commercial Bank (hereinafter "ACB") and _______________ (hereinafter "Participant"), in consideration of the following facts:

     A. The Board of Directors of American Commercial Bank adopted a Directors Income Continuation Plan effective January 1, 1990.

     B. The Directors Income Continuation Plan was renamed the Directors' Retirement Plan by amendment adopted January 5, 1993.

     C. The Plan was amended on December 17, 1991, January 5, 1993, January 18, 1994, January 12, 1995, and May 30, 1996. Hereinafter, this is referred to as the "Plan".

     D. The parties desire to execute a current adoption agreement, reflecting the changes implemented by all previous amendments.

WHEREFORE, the Parties agree as follows:

          1. PARTICIPANT. Participant is an eligible Participant under the Plan.

          2. ADOPTION. The parties agree that each is bound by the provisions of the plan as adopted and amended to date, and as hereafter amended.

          3. BENEFIT. The amount of retirement benefit, once fully vested under the plan, is $___________ per month for ten years. If not fully vested, the benefit shall be paid pursuant to election of the Participant under the terms of the plan.

          4.   BENEFICIARY.   In the event that Participant dies before
receiving all benefits under the plan, the following are to receive the benefits remaining:

               PRIMARY BENEFICIARY/IES:________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
               ALTERNATE BENEFICIARY/IES:______________________________________
_______________________________________________________________________________
_______________________________________________________________________________

          5. EFFECTIVE DATE. The effective date for Participant's enrollment in the plan is __________________.

          6. PRIOR ADOPTION AGREEMENTS. This Adoption Agreement replaces all prior Adoption Agreements and amendments thereto executed by the parties pursuant to the Plan.

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Date:
     ----------------------------            -----------------------------------
                                             Participant

Date:                                        AMERICAN COMMERCIAL BANK
     ----------------------------



                                             by
                                                ----------------------------
                                                JAMES E. BEENINGA, President



                                   SPOUSAL CONSENT

     As witnessed by my signature below, I give my consent to the benefit designated in this Adoption Agreement.

Date:
     ----------------------------            -----------------------------------
                                             Spouse of Participant


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                                      Schedule A



                                                             Monthly
               Director                                      Benefit
               ----------------------------------           ----------
               Edward T. Martin                              $ 3,300
               Allen W. Jue                                  $ 1,200
               Lincoln E. Cryne                              $ 1,200
               Robert J. Lagomarsino                         $   500
               Robert L. Mobley                              $   500
               Catherine S. Wood                             $   500


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                                      Schedule B

                                                             Vesting
               Director                                    Percentages
               ----------------------------------           ----------
               Edward T. Martin                                  60%
               Allen W. Jue                                      60%
               Lincoln E. Cryne                                  60%
               Robert J. Lagomarsino                             60%
               Robert L. Mobley                                  60%
               Catherine S. Wood                                 60%